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                                                                   Exhibit 10(o)

                              AMSCAN HOLDINGS, INC.

                            INDEMNIFICATION AGREEMENT


                  INDEMNIFICATION AGREEMENT dated as of ______________, ____, between AMSCAN HOLDINGS, INC., a Delaware corporation (the "Company"), and _______________ (the "Indemnitee").

                  Section 145 of the Delaware General Corporation Law empowers corporations to indemnify persons serving as a director, officer, employee or agent of such corporation or persons who serve at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and Section 145(f) of such law further specifies that the indemnification set forth in said Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                  The Company desires to have the Indemnitee serve or continue to serve as an officer and/or director of the Company free from undue concern for unpredictable, inappropriate or unreasonable claims for damages by reason of the Indemnitee's being an officer and/or director of the Company or by reason of the Indemnitee's decisions or actions on its behalf; and the Indemnitee desires to serve, or to continue to serve, in such capacity. Accordingly, in consideration of the Indemnitee's serving or continuing to serve as an officer and/or director of the Company, the parties agree as follows:

                  1. Indemnification. (a) The Company shall indemnify, defend and hold harmless the Indemnitee against all expenses, losses, claims, damages and liabilities, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement (all such expenses, collectively, "Costs"), actually and reasonably incurred by the Indemnitee in connection with the investigation, defense or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which the Indemnitee is a party or threatened to be made a party (all such actions, collectively, "Proceedings") (i) by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Company or of any other corporation, partnership, joint venture, trust or other enterprise (collectively, "Affiliates") of which the indemnitee has been or is serving at the request of, for the convenience of or to represent the interest of the Company or (ii) by reason of anything done or not done by the Indemnitee in any such capacity referred to in the foregoing clause (i). Notwithstanding the foregoing, "Costs" shall not include any amounts for which the Indemnitee is actually


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indemnified pursuant to any directors' and officers' liability insurance or otherwise than pursuant to this Agreement.

                  2.  Culpable Action.

                  (a) Notwithstanding the provisions of Section 1., the Indemnitee shall not be entitled to indemnification if the Indemnitee failed to act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, the Indemnitee had no reasonable cause to believe the Indemnitee's conduct was unlawful (any such action, a "Culpable Action").

                  (b) The existence or occurrence of a Culpable Action shall be conclusively determined by (i) a non-appealable, final decision of the court having jurisdiction over the applicable Proceeding or (ii) a non-appealable, final decision of the Court of Chancery of the State of Delaware (or if such a decision is appealable, by the court in such State which has jurisdiction to render a non-appealable, final decision). Such determination shall be final and binding upon the parties hereto.

                  (c) If a Proceeding involves more than one claim, issue or matter, the determination as to whether there exists or has occurred a Culpable Action shall be severable as to each and every claim, issue and matter.

                  (d) The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendre or its equivalent does not change the presumption of Section 2. that the Indemnitee is entitled to indemnification hereunder and does not create a presumption that there exists a Culpable Action.

                  3. Payment Of Costs. The costs incurred by the Indemnitee in connection with any Proceeding, including any Proceeding brought pursuant to
Section 2.(b), shall be paid by the Company on an "as incurred" basis; provided, however, that if it shall ultimately be determined that there exists or has occurred a Culpable Action with respect to such Proceeding, the Indemnitee shall repay to the Company the amount (or the appropriate portion thereof as contemplated by Section 2.(c)) so advanced, including the costs of obtaining a determination pursuant to Section 2.(b).

                  4. Notice to the Company by the Indemnitee; Defense of Proceeding; Settlement.

                  (a) The Indemnitee shall give to the Company notice in writing as soon as practicable of any Proceeding for which indemnity will or could be sought under this Agreement; provided, however, that the failure by the Indemnitee to give notice as


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provided herein shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually prejudiced by such failure to give notice; provided, further, that the failure by the Indemnitee to give notice as provided herein shall not relieve the Company from any liability it might have to the Indemnitee otherwise than under this Agreement.

                  (b) With respect to any Proceeding as to which the Indemnitee has given notice pursuant to Section 4.(a) hereof, the Company shall have the right to participate therein and to assume the defense thereof; provided, that the Company shall not be entitled to assume the defense of any Proceeding (i) brought by or on behalf of the Company or (ii) as to which independent counsel for the Company shall have concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Proceeding.

                  (c) The Company shall not be liable to the Indemnitee pursuant to this Agreement for any amounts paid in settlement of any Proceeding unless the Company gives its written approval of such settlement. The Company shall not settle any proceeding in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. Neither the Company nor the Indemnitee shall unreasonably withhold approval of, or consent to, any proposed settlement.

                  5. Severability. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

                  6. No Right to Employment or Directorship. This Agreement shall not entitle the Indemnitee to any right or claim to be retained as an employee, officer and/or director of the Company or limit the right of the Company to terminate the employment, officership and/or directorship of the Indemnitee or to change the terms of such employment, officership and/or directorship.

                  7. Other Rights and Remedies. This Agreement shall not be deemed exclusive as to any other non-contractual rights to indemnification to which the Indemnitee may be entitled under any provision of law, the Certificate of Incorporation of the Company, any By-law of the Company or otherwise.

                  8. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


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                  9.  Descriptive Headings. Descriptive headings are for
convenience only and shall not control or affect the meaning or construction or any provision of this Agreement.

                  10. Modification. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties.

                  11. Notices. All notices, requests, consents and other communications hereunder to either party shall be deemed to be sufficient if contained in a written instrument delivered in person or by facsimile transmission with electronic confirmation of receipt or if sent by air courier or first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by notice given pursuant to this Section 11.:

                          (i)   if to the Company, to

                                Amscan Holdings, Inc.
                                80 Grasslands Road
                                Elmsford, New York 10523
                                Attention: President and Chief Executive Officer

                          (ii)  if to the Indemnitee, to:

                                ----------------------------

                                ----------------------------

                                ----------------------------

                  12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  13. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnitee and the indemnitee's spouse, heirs, executors and administrators.


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                  IN WITNESS WHEREOF, each of the parties has caused this
Agreement to be executed as of the date first above written.

                                    AMSCAN HOLDINGS, INC.



                                    By__________________________________________
                                         Title:



                                    ____________________________________________
                                         Name: